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                                                                    EXHIBIT 99.1



                        CONSENT OF WILDWOOD CAPITAL LLC


    We hereby consent to (i) the inclusion in the joint proxy statement/prospectus of Valley Forge Scientific Corp. ("Valley Forge") and Synergetics, Inc. (the "joint proxy statement/prospectus") forming a part of this Amendment No. 4 to the Registration Statement of Valley Forge on Form S-4 (Registration No. 333-125521) of our opinion dated May 26, 2005 to the Board of Directors of Valley Forge attached as Annex E to the joint proxy statement/prospectus, and (ii) references to our name under the following captions in the joint proxy statement/prospectus: "Summary - The Merger - Opinion of Valley Forge Financial Advisor," "THE MERGER - Background of the Merger" and "THE MERGER - Opinion of Valley Forge Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                      /s/ Wildwood Capital LLC

August 11, 2005